EXHIBITS 5.1 and 23.2


                                FOLEY & LARDNER

                                ATTORNEYS AT LAW
CHICAGO                        POST OFFICE BOX 240                    SACRAMENTO
DENVER                    JACKSONVILLE, FLORIDA 32201-0240             SAN DIEGO
JACKSONVILLE                  THE GREENLEAF BUILDING               SAN FRANCISCO
LOS ANGELES                      200 LAURA STREET                    TALLAHASSEE
MADISON                   JACKSONVILLE, FLORIDA 32202-3510                 TAMPA
MILWAUKEE                     TELEPHONE (904) 359-2000          WASHINGTON, D.C.
ORLANDO                       FACSIMILE (904) 359-8700           WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     021837/0215

                                 April 10, 2000


Mortgage.com, Inc.
1643 North Harrison Parkway
Sunrise, Florida 33323

         Re:      Registration Statement on Form S-1 filed April 10, 2000

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-1 of Mortgage.com, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of the resale of 14,255,085 shares of common stock, par value $0.01, comprised of the following (the "Shares"):

         a. up to 8,750,000 shares of common stock that may be sold by the Company to Sugarplum Investments Limited pursuant to a Common Stock Purchase Agreement dated March 27, 2000 (the "Agreement") and 332,060 shares of common stock issuable pursuant to a warrant held by Sugarplum (the "Sugarplum Warrant");

         b. 332,060 shares of common stock issuable pursuant to a warrant held by Ladenburg Thalmann & Co., Inc. (the "Ladenburg Warrant"); and

         c. 4,840,965 shares of common stock held by, or issuable pursuant to warrants held by, the other selling stockholders named in the Registration Statement.

         As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company, the proceedings of the board of directors of the Company in connection with the Agreement (and the exhibits and schedules thereto, including the Sugarplum Warrant and the Ladenburg Warrant), and such other documents, certificates, Company records, and matters of law as we deemed to be pertinent. We have assumed the accuracy, validity and completeness of all corporate records and information made available to us by the Company and upon which we have relied.


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FOLEY & LARDNER
April 10, 2000
Page 2


         Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

         2. The Shares covered by the Registration Statement to be sold by the Company will be, upon their issuance, legally issued, fully paid and non-assessable, and the Shares covered by the Registration Statement which have been previously issued have been legally issued and are fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.

                                       FOLEY & LARDNER

                                       /s/ Foley & Lardner